Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Anworth Mortgage Asset Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 15, 2005, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Anworth Mortgage Asset Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Los Angeles, California

November 3, 2005